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                                                                EXHIBIT 10.58

                          INTERCOMPANY PROMISSORY NOTE


$2,500,000                                                       June 18, 1998


     FOR VALUE RECEIVED, on or before the Maturity Date (as hereinafter defined), the undersigned (hereinafter referred to as "BORROWER"), promises to pay to the order of CAPROCK COMMUNICATIONS CORP. ("LENDER") at its offices in Dallas, Dallas County, Texas, the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) (the "TOTAL PRINCIPAL AMOUNT"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note ("NOTE") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a floating rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) the rate which is one and one-half percent (1.5%) above the Prime Rate (as hereinafter defined), calculated on the basis of actual days elapsed but computed as if each year consisted of 365 days.

     Notwithstanding anything herein to the contrary, upon an Event of Default (as hereinafter defined) or at maturity whether by acceleration or otherwise, all principal of this Note shall, at the option of Lender, bear interest at the Maximum Rate until paid.

     The term "MAXIMUM RATE," as used herein, shall mean at the particular time in question, the maximum rate of interest which, under applicable law, may then be charged on this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The term "PRIME RATE," as used herein, shall mean at the particular time in question, the Prime Rate of interest as established from time to time by Bank One, Texas, N.A. (which may not be the lowest, best or most favorable rate of interest which such bank may charge on loans to its customers).

     The outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on August 31, 1998 (the "MATURITY DATE").

     Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. Each change in the rate to be charged on this Note shall become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and reborrow hereunder. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest then due and payable hereunder and then to the principal amount then due and payable. All non-regularly scheduled payments shall be applied to such

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indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the offices of Lender or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be PRIMA FACIE evidence of all outstanding principal of and accrued and unpaid interest on this Note.

     Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes.

     Borrower agrees that upon the occurrence of any one or more of the following events of default ("EVENT OF DEFAULT"):

          (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Lender when due; or

          (b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, at law or in equity, or (iv) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse.

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     This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Note shall not be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrower), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note, shall to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of Section 303 of the Texas Finance Code, as amended (the "Finance Code"), for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Finance Code, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     In no event shall TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. In the event applicable law provides for an interest ceiling under the Texas Finance Code, as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind

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and without further notice hereby agree to renewals, extensions, indulgences or partial payments, either before or after maturity.

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     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.


                              BORROWER:


                              CAPROCK FIBER NETWORK, LTD.

                              By:  CapRock Systems, Inc., General Partner


                                    By: /s/ Jere W. Thompson, Jr.
                                       -------------------------------
                                       Jere W. Thompson, Jr.
                                       President



     PAY TO THE ORDER OF BANK ONE, TEXAS, N.A., WITHOUT RECOURSE.

               CAPROCK COMMUNICATIONS CORP.




               By: /s/ Kevin W. McAleer
                  ------------------------------
                  Name: Kevin W. McAleer
                  Title: Chief Financial Officer